AMENDMENT NUMBER ONE TO LOAN AGREEMENT



         First Amendment entered into as of September 25, 1998, between INTEGRAMED AMERICA, INC. (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION (the "Bank").

         WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of September 11, 1998 (the "Agreement"); and

         WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend, certain provisions of the Agreement.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1.       The Agreement is hereby amended as follows:

                  (a) Section 1.1 is amended by adding a new definition for "Permitted Stock Repurchase" in the correct place alphabetically to read in its entirety as follows:

                           "Permitted   Stock   Repurchase"   shall   mean   the
                  Borrower's repurchase, for cash consideration, of certain of its outstanding Capital Stock, which Capital Stock, after such repurchase, shall become treasury stock of the Borrower; provided, that the total cash consideration for all such repurchases in the aggregate shall not exceed $2,000,000.

                  (b)      Section  2.12 is amended by adding a new  subsection
(d) as follows:

                           (d)   It is expressly agreed that the proceeds of any
Loans may be utilized to effectuate the Permitted Stock Repurchase.

                  (c) Section 6.2 is amended to read in its entirety as follows:

                           6.2 Consolidated  Effective Net Worth. Maintain as at
                  the last day of each fiscal quarter Consolidated Effective Net Worth in an amount not less than $26,750,000, plus 50% of the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, on a cumulative basis, commencing with June 30, 1998, for the fiscal quarter then ending (provided, that, notwithstanding the definition of Adjusted Net Income, there shall not be any reduction for any net loss), plus 80% of the net proceeds, on a cumulative basis, received by the Borrower in connection with any issuance of securities (whether for cash or otherwise) by the Borrower during the fiscal quarter than ending, minus the cash consideration actually paid by the Borrower in connection with any Permitted Stock Repurchase.

                  (d) Section 7.6 is amended to read in its entirety as follows:

                           7.6 Dividends. (a) Declare or pay any dividends on its Capital Stock, except (i) dividends payable solely in shares of its own common stock, (ii) as long as no Default or Event of Default has occurred and is continuing, dividends in connection with the Borrower's outstanding preferred stock in an aggregate amount not in excess of $133,000 in any fiscal year; provided, that, for the fiscal year ended December 31, 1998 such amount shall be $596,315.00 and (iii) any Subsidiary wholly owned by the Borrower may declare and pay dividends to the Borrower, or (b) purchase, redeem, retire or otherwise acquire any of its Capital Stock at any time outstanding, other than in connection with (I) the surrender of shares of the Borrower's Series A Cumulative Convertible Preferred Stock upon its conversion into shares of the Borrower's Common Stock and (ii) any Permitted Stock Repurchase.


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         2.       The Borrower hereby represents and warrants to the Bank that:

                  (a) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

                  (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exit.

         3. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

         4. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to herein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by the First Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                    INTEGRAMED AMERICA, INC.

                                    By:   /s/Eugene Curcio
                                          -----------------------------
                                    Name:    Eugene R. Curcio
                                    Title:   Sir Vice President and CFO


                                    FLEET BANK, NATIONAL ASSOCIATION

                                    By:   /s/Thomas G. Carley
                                          -----------------------------
                                    Name:    Thomas G. Carley
                                    Title:   Vice President